SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 22, 1996


                         RJR NABISCO HOLDINGS CORP.
                       (Exact name of registrant as
                         specified in its charter)



      Delaware                         1-10215                13-3490602
   (State or other                 (Commission File         (IRS employer
   jurisdiction of                     number)            identification no.)


                          1301 Avenue of the Americas
                        New York, New York  10019-6013
                               (212) 258-5600
              (Address, including zip code, and telephone number, including area code, of the principal executive office of Registrant.)

Item 5.        Other Events

          On March 22, 1996, CT Corporation System ("CT Corporation") certified to RJR Nabisco Holdings Corp. (the "Company") that the Company had received, as of February 20, 1996, a sufficient number of valid written consents (consents representing 150,179,664 votes) from stockholders of the Company to amend the Company's By-laws (the "By-laws") to (i) reinstate a prior By-law provision providing that a special meeting of stockholders shall be called by the Chairman or the Secretary of the Company if requested by holders of not less than 25% of the Company's Common Stock and (ii) delete the By-law provision establishing procedures governing action by written consent of stockholders without a meeting. CT Corporation also certified that the Company had received, as of February 20, 1996, valid written consents representing a majority of the votes entitled to be cast by stockholders of the Company (consents representing 141,490,539 votes) in support of a nonbinding resolution recommending that the Company's Board of Directors declare an immediate spin-off of its remaining 80.5% interest in Nabisco Holdings Corp. to its stockholders.

          A copy of the By-laws, as amended and restated, is attached as
Exhibit 3.1.

Item 7.        Financial Statements and Exhibits

         (c)   Exhibits.

               3.1 Amended and Restated By-laws of RJR Nabisco Holdings Corp., as amended effective March 22, 1996.




                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   March 26, 1996                 RJR NABISCO HOLDINGS CORP.



                                       By: /s/  Robert F. Sharpe, Jr.
                                           ___________________________
                                           Robert F. Sharpe, Jr.
                                           Senior Vice President and
                                           General Counsel


                                 EXHIBIT INDEX
                                 _____________

Exhibit
Number                     Description of Exhibit                         Page
_______                    ______________________                         ____

3.1            Amended and Restated By-laws of RJR Nabisco Holdings        5
               Corp., as amended effective March 22, 1996.